FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2)______




                                  REGIONS BANK
               (Exact name of trustee as specified in its charter)

           Alabama                                               63-0371391
 (State of incorporation if                                   (I.R.S. Employer
  not a U.S. national bank)                              Identification Number)

    417 North 20th Street
    Birmingham, Alabama                                             35202
(Address of principal executive offices)                         (Zip code)

                                 Cynthia Germek
                              417 North 20th Street
                                   Suite 1420
                            Birmingham, Alabama 35202
                                 (205) 326-7275
            (name, address and telephone number of agent for service)


                              BELLSOUTH CORPORATION
               (Exact name of obligor as specified in its charter)

          Georgia                                             58-1533433
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

   1155 Peachtree Street, N.E.
       Atlanta, Georgia                                       30309-3610
(Address of principal executive offices)                      (Zip code)



                                 Debt Securities
                       (Title of the indenture securities)

Item 1.  General information.

         Furnish the following information as to the trustee -

                           (a) Name and address of each examining or supervising
                  authority to which it is subject.

                  Federal Reserve Bank of Atlanta, Atlanta, Georgia Alabama State Banking Department, Montgomery, Alabama

                           (b) Whether it is authorized to exercise corporate
                  trust powers.

                  Yes.


Item 2.  Affiliations with the obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 3.  List of Exhibits.

         The additional exhibits listed below are filed herewith: (Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.)

         1a. Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).

         1b. Articles of Amendment to Restated Articles of Incorporation of the Trustee. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth
                  Telecommunications, Inc. dated October 9, 1997).

         1c. Articles of Amendment to Restated Articles of Incorporation of the Trustee.

         2.       Not applicable.

         3. Authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).

         4. Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-60351).

         5.       Not applicable.

         6. Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

         7. Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2004.

         8.       Not applicable.

         9.       Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 10th day of August, 2004.


                                                         REGIONS BANK


                                                By   /s/ Cynthia Germek
                                                     ---------------------------
                                                     Name:  Cynthia Germek
                                                     Title:    Vice President

                                   EXHIBIT 1c

                            ARTICLES OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                                  REGIONS BANK


         REGIONS BANK, a corporation organized and existing under the laws of the State of Alabama, hereby certifies as follows:

         1.       The name of the corporation is Regions Bank.

         2. This amendment to the Articles of Incorporation amends Article 5, subdivision a. of the Articles of Incorporation as previously filed, as follows:

                  The articles of incorporation of the Bank shall be amended by deleting Article 5, subdivision a., and substituting in place thereof as follows:

                          a. The number of Directors constituting the entire
                  Board shall be fixed from time to time by voice of a majority of the entire Board, provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office, and provided further, shall not be less than three nor more than twenty-five (25). Each Director shall be the record owner of the requisite number of shares in common stock of the Bank's parent bank holding company fixed by the appropriate regulatory authorities.

         3. This restatement of the Articles of Incorporation was duly adopted by vote of the directors of the corporation pursuant to Section 10-2B-10.03 of the Alabama Business Corporation Act and was approved by the sole stockholder in accordance with
                  Section 10-2B-10.03, by unanimous consent of the holder of 20,546 shares of common stock, constituting all of the shares of common stock of the corporation outstanding and entitled to vote on the amendment. The date of adoption of the restated articles of incorporation was July 13, 2004.

         IN WITNESS WHEREOF, said Regions Bank has caused this certificate to be signed by Carl E. Jones, Jr., its President, this 13th day of July, 2004.


                                             REGIONS BANK


                                             By:   /s/ Carl E. Jones, Jr.
                                                   --------------------------
                                                   Carl E. Jones, Jr., President

                                    EXHIBIT 6


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of Debt Securities by BellSouth Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

         Dated August 10, 2004


                                                    REGIONS BANK


                                                    By   /s/ Cynthia Germek
                                                        Name:  Cynthia Germek
                                                        Title:    Vice President






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                                    EXHIBIT 7

                                                         EXHIBIT 7 TO FORM T-1


                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                                  Regions Bank
               of 417 North 20th Street, Birmingham, Alabama 35202
                                and Subsidiaries,
                     a member of the Federal Reserve System,

                     at the close of business June 30, 2004
              in accordance with a call made by the Federal Reserve
               Bank of this District pursuant to the provisions of
                             the Federal Reserve Act


                                                                 DOLLAR AMOUNTS
ASSETS                                                             IN THOUSANDS
------                                                             ------------

Cash and balance due from depository
    institutions:
    Noninterest-bearing balances and currency
    and coin                                                         $1,265,607
    Interest-bearing balances                                             6,102
Securities:
    Held to maturity securities                                           7,610
    Available for sale securities                                     8,371,958
Federal Funds sold and securities purchased
    under agreements to resell in domestic
    office of the bank and of its Edge and
    Agreement subsidiaries, and in IBF's:
    Federal funds sold in domestic offices                                6,465
    Securities purchased under agreements to
    resell                                                               40,044
Loans and lease financing receivables:
Loans and leases held for sale                                        1,299,726
    Loans and leases, net of unearned income     33,648,354
    Less: Allowance for loan and lease losses       452,677
                                                    -------

Loans and leases, net of unearned income,
    allowance, and reserve                                           33,195,677
Trading assets                                                           96,082
Premises and fixes assets (including
    capitalized leases)                                                 599,158
Other real estate owned                                                  37,652
Investment in unconsolidated subsidiaries and
    associated companies                                                142,010
Customers liability to this bank on acceptance
    outstanding                                                           9,604
Intangible assets:
    Goodwill                                                            156,248
    Other tangible assets                                               172,777
Other assets                                                            763,993
                                                                        -------

TOTAL ASSETS                                                        $46,170,713


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                                                                 DOLLAR AMOUNTS
LIABILITIES                                                        IN THOUSANDS
-----------                                                        ------------


Deposits:
    In domestic offices                                             $30,446,844
    Noninterest-bearing                           3,165,904
    Interest-bearing                             27,280,940
                                                 ----------

In foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                            4,708,908
    Noninterest-bearing                               1,505
    Interest-bearing                              4,707,403
                                                  ---------

Federal funds purchased and securities sold
    under agreement to repurchase:
    Federal funds purchased in domestic
      offices                                                           279,985
    Securities sold under agreements to
      repurchase                                                      1,507,088
Trading liabilities                                                     104,692
Other borrowed money                                                  4,501,138
Bank's liability on acceptances executed and
    outstanding                                                           9,604
Subordinated notes and debentures                                        47,567
Other liabilities                                                       800,567
                                                                        -------
TOTAL LIABILITIES                                                    42,406,393
Minority interest in consolidated subsidiaries                          165,894

EQUITY CAPITAL

Perpetual Preferred Stock and Related Surplus                                 0
Common Stock                                                                103
Surplus                                                               1,052,737
Retained earnings                                                     2,584,538
Accumulated other comprehensive income                                  (38,952)
Other equity capital components                                               0
TOTAL EQUITY CAPITAL                                                  3,598,426
                                                                      ---------

TOTAL LIABILITIES, MINORITY INTEREST AND
    EQUITY CAPITAL                                                  $46,170,713
                                                                    ===========